Exhibit 5.1

July 3, 2025 BranchOut Food Inc. 205 SE Davis Ave., Suite C Bend, Oregon 97702 Re: Registration Statement on Form S-3 Ladies and Gentlemen:

L O S A N G E L E S, C A
S A N F R A N C I S C O, C A
W I L M I N G T O N, D E
N E W Y O R K, N Y
H O U S T O N, T X

10100 SANTA MONICA BLVD.
13th FLOOR
LOS ANGELES
CALIFORNIA 90067

TELEPHONE: 310/277 6910
FACSIMILE: 310/201 0760

SAN FRANCISCO
150 CALIFORNIA STREET
15th FLOOR
SAN FRANCISCO
CALIFORNIA 94111-4500

TELEPHONE: 415/263 7000
FACSIMILE: 415/263 7010

DELAWARE
919 NORTH MARKET STREET
17th FLOOR
P.O. BOX 8705
WILMINGTON
DELAWARE 19899-8705

TELEPHONE: 302/652 4100
FACSIMILE: 302/652 4400

NEW YORK
1700 BROADWAY
36th FLOOR
NEW YORK
NEW YORK 10019

TELEPHONE: 212/561 7700
FACSIMILE: 212/561 7777

HOUSTON
440 LOUISIANA STREET
SUITE 900
HOUSTON
TEXAS 77002

TELEPHONE: 713/691 9385
FACSIMILE: 713/619 9407

WEB: www.pszjlaw.com

We have acted as counsel to BranchOut Food Inc., a Nevada corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof. The Registration Statement relates to the offering and resale by the selling stockholders named therein (the “Selling Stockholders”), pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 8,045,748 shares of common stock, par value $0.001 per share (the “Shares”), consisting of (i) 1,827,429 shares of common stock (the “Issued Shares”) held by the Selling stockholders, (ii) 4,484,305 shares of common stock (the “Note Shares”) issuable upon conversion of a convertible note held by one of the Selling Stockholders (the “Convertible Note”), and (iii) 1,734,014 shares of common stock (the “Warrant Shares”) issuable upon exercise of warrants held by the Selling Stockholders (the “Warrants”).

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (a) the Registration Statement, including the exhibits thereto, (b) the Company’s Articles of Incorporation, as amended to date, (c) the Company’s Bylaws, (d) the Convertible Note, (e) the Warrants, (f) certain resolutions of the Board of Directors of the Company and (g) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein.

As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that (i) the Issued Shares, are validly issued, fully paid and nonassessable, (ii) the Note Shares, when sold and issued in accordance with the terms of the Convertible Note, will be validly issued, fully paid and nonassessable and (iii) the Warrant Shares, when sold and issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinion that any document is legal, valid and binding is qualified as to, and we give no opinion with respect to: (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (ii) right to indemnification and contribution, which may be limited by applicable law or equitable principles; (iii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, conscionability, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether the applicable agreements are considered in a proceeding in equity or at law; and (iv) any provisions relating to the choice of forums for resolving disputes.

We express no opinion as to the laws of any jurisdiction, other than the law of the State of New York and Chapter 78 of the Nevada Revised Statutes.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Pachulski Stang Ziehl & Jones LLP
Pachulski Stang Ziehl & Jones LLP